UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2017

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-37589 (Commission File No.)	47-4303305 (IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania (Address of principal executive offices)	17603 (Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2017, Armstrong Flooring, Inc. (the “Company”) issued a press release announcing its second quarter 2017 financial results. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On August 7, 2017, the Company announced the closure of two Wood Flooring segment manufacturing facilities, including a solid wood plant in Jackson, Tennessee and an engineered wood plant in Vicksburg, Mississippi (the “Closures”), to better align its manufacturing capacity with current customer demand and to leverage productivity benefits realized across its wood flooring operations in recent years. The Company expects the Closures to be completed in the fourth quarter of 2017 and to result in the separation of approximately 300 employees. The Company estimates that it will incur pre-tax cash charges of $3 million to $5 million for employee separation and other closure-related expenses. In addition, the Company estimates that it may incur pre-tax non-cash charges of up to $26 million for asset write-downs if it ultimately commits to a plan to sell or otherwise dispose of these facilities. The Company expects that the Closures will result in annual pre-tax savings of $8 million to $10 million.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing that it will report its second quarter 2017 financial results via a live webcast and conference call on August 7, 2017 at 9:00 a.m. Eastern Time. The live webcast and accompanying slide presentation will be available in the Investors section of the Company’s website at www.armstrongflooring.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available for 90 days, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13665750. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated August 7, 2017

Disclosures in this Current Report on Form 8-K, including statements regarding expenditures, annual savings, and closure activities, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such disclosures provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc., dated August 7, 2017